Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Stronghold Digital Mining, Inc.
New York, New York

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 29, 2022, relating to the financial statements of Stronghold Digital Mining, Inc., which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Urish Popeck & Co., LLC

Pittsburgh, PA

October 13, 2022